Exhibit 10.6

LICENCE AGREEMENT

Made and entered into on this 7th day of July, 2005

(“the Effective Date”)

By and Between:

YEDA RESEARCH AND DEVELOPMENT COMPANY LIMITED

a company duly registered under the laws of Israel with an address at P 0 Box 95, Rehovot 76100, Israel

(hereinafter, “Yeda”)

and

LEMNAGENE, S.A.

a company duly registered under the laws of France with an address at 46 Allée d’ Italie, 69364 Lyon, France

(hereinafter, “the Company”)

WHEREAS:	in the course of research conducted at the Weizmann Institute of Science, Rehovot (“the Institute”), Professor Marvin (Meir) Edelman (“the Scientist”) of the Department of Plant Sciences, together with certain other researchers (“the External Researchers”), has developed certain technology (“the Existing Technology”) relating to the production of heterologous proteins and peptides in transgenic Lemnaceae plants, such technology constituting the subject matter of the patents and patent applications listed in Schedule A(1) hereto (“the Existing Patents” and “the Existing Patent Applications”, respectively) and has created and/or generated the know-how and other information related to the Existing Technology as described in Schedule A(2) hereto (“the Know-How”); and

WHEREAS:	pursuant to an agreement between the Institute of the first part, Yeda of the second part and the scientists employed by the Institute of the third part (including the Scientist) collectively, (“the Institute Scientists”) and (with respect to the Existing Technology), pursuant to a further agreement between the External Researchers of the first part and Yeda of the second part, all right, title and interest of the Institute Scientists, the External Researchers and the Institute in and to the Existing Technology, in and to the Patents (as hereinafter defined) and in and to the Know-How, vests and will vest in Yeda; and

WHEREAS:	pursuant to that certain Agreement for Resolution of Patent Controversies of even date herewith between Yeda, the Company, North Carolina State University (“NCSU”), and Biolex Incorporated (“Biolex”) (governing the settlement

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

of a certain pending patent interference between Yeda and Biolex relating to the Patents) (“the Master Agreement”), it was agreed, inter alia, that Yeda shall, subject to the terms and conditions of this Agreement, grant to the Company a licence under all of the Patents (to the extent still existing, following the Master Agreement); and

WHEREAS:	the Company wishes to receive an exclusive worldwide licence, subject to and in accordance with the terms and conditions hereinafter set forth, for the use of the Existing Technology and the Know-How and, under the Patents, for the development, manufacture and sale of products based on or comprising or incorporating Lemnaceae (regardless of the technology used for the creation and/or production of such products) and Yeda is willing to grant the Company such a licence, all subject to the terms and conditions set out in this Agreement below,

NOW, THEREFORE, IT IS HEREBY AGREED BY THE PARTIES AS FOLLOWS:

1.	STATUS OF RECITALS AND SCHEDULES; INTERPRETATION

1.1.	The recitals and Schedules hereto form integral parts of this Agreement.

1.2.	In this Agreement, the terms below shall bear the meanings assigned to them hereinafter. Any capitalized terms used herein that are not defined in this Agreement shall have the meanings set forth in the Master Agreement, including Appendix 4 thereto:

1.2.1.	“Licence” shall mean the licence granted by Yeda to the Company pursuant to clause 4 below;

1.2.2.	“Master Agreement” shall bear the meaning ascribed to such term in the preamble hereto;

1.2.3.	“Patents” shall mean: (i) the Existing Patents; (ii) the Existing Patent Applications; (iii) all of Yeda’s patents and patent applications claiming priority to the Edelman Application; (iv) all patents which may be granted on any of the foregoing patent applications; and (v) all continuations, continuations-in-part, patents of addition, divisions, renewals, reissues and extensions of any of the foregoing patents; but excluding: (a) patents that have been invalidated or cancelled pursuant to the final (i.e., unappealed or unappealable) judgment of a competent court; and (b) patent applications that have been withdrawn or have expired, in each case such exclusion to be effective only from the date of such invalidation, cancellation, withdrawal or expiry, as the case may be. For the purposes of this Agreement, the term “Patent” shall also mean “Orphan Drug” status

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

(within the meaning of such term under the US Orphan Drug Act), Supplementary Protection Certificate (within the meaning of such term under Council Regulation (EU) No. 1768/92 or any other similar statutory protection);

1.2.4.	“Prior Agreement” shall have the meaning ascribed to such term in clause 15.4.1 below;

1.2.5.	“Product” shall have the meaning set forth in Appendix 4 of the Master Agreement.

2.	TITLE

2.1.	It is hereby agreed that all right, title and interest in and to the Existing Technology, the Patents and the Know-How (collectively, “the Yeda Information”) and in and to any and all drawings, plans, diagrams, specifications, documents and other media in any way embodying or containing the Yeda Information (or any part thereof) vests and shall vest in Yeda exclusively, subject to the Licence granted to the Company under the terms of this Agreement.

2.2.	For the avoidance of doubt, it is agreed that nothing in this Agreement shall constitute a representation or warranty by Yeda that the Yeda Information or any part thereof will be commercially exploitable or of any other value and Yeda furthermore makes no warranties and representations whatsoever as to the Yeda Information.

2.3.	The Company hereby acknowledges that:

2.3.1.	the Company is aware that certain research conducted at the Institute under the supervision of the Scientist, which relates to the Existing Technology and the Patents, [*****]; and

2.3.2.	the Company is further aware that [*****].

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

2.4.	Yeda shall be entitled, after consulting with the Company, but at Yeda’s sole discretion, to approach the Government with a view to resolving any outstanding ownership or other claims that the Government may have as a result of the Government Grant in connection with the Patents. In addition, during the term of this Agreement, the Company may request that Yeda approach the Government with a view to a resolution of any outstanding ownership or other claims that the Government may have with respect to the Patents in connection with the Government Grant. In the event that Yeda desires to initiate such a discussion with the Government (whether or not at the Company’s request), Yeda and the Company will discuss and, within thirty (30) days, will seek to develop a mutually agreeable plan for Yeda to approach the Government. In the event that the parties have agreed on a plan, Yeda will use commercially reasonable efforts to implement such plan. It is expressly agreed, for the avoidance of doubt, that failure to agree on a plan shall not derogate from Yeda’s right to approach the Government as provided in the first sentence of this clause 2.4. Yeda will provide the Company with copies (or copies of the relevant parts) of all official correspondence received from the Government regarding the foregoing matters. Without limiting Yeda’s discretion, Yeda will take into account any suggestions that the Company may deliver to Yeda in connection with any negotiations or correspondence between the Government and Yeda as aforesaid. Notwithstanding anything to the contrary in this clause 2.4; only Yeda will be in contact with the Government with respect to any Government claims to the Patents and Yeda shall be entitled, in its sole discretion, to reach any arrangement or settlement with the Government (without derogating from clause 2.4.2 below which will be applicable in the case of a claim by the Government against the Company or Biolex).

2.4.1	In the event that the Government is awarded, by final judgment or settlement (which settlement is approved by Yeda), ownership of any or all of the Patents and the Government does not, despite Yeda using all commercially reasonable efforts to cause the Government to do so, either: (i) authorise Yeda to continue the Licence under the terms of this Agreement, or (ii) consent to being a joint licensor with Yeda subject to the terms of this Agreement, then:

(a)	If the operation of the Licence is prevented entirely, then Biolex shall be entitled to cease all payments to Yeda pursuant to Appendix 4 of the Master Agreement in respect of the period after such judgment or settlement as aforesaid and the Company shall be entitled to terminate this Agreement. Yeda will reimburse Biolex and the Company for any reasonable out of pocket expenses incurred by the Company or Biolex in connection with such judgment or settlement.

(b)

In any event, if Biolex’s payments are not terminated pursuant to the foregoing clause 2.4.1(a), then Biolex shall be entitled to an appropriate reduction in future payments under Appendix 4 of the Master Agreement to take into account the reduction in the value of the Licence, as such reduction shall be agreed between Yeda and Biolex. In the event of

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

any dispute between Yeda and Biolex as to the amount of such reduction that is not resolved by the Parties after thirty (30) days of discussion, either Party may request the International Chamber of Commerce (“the ICC”) to appoint an expert, in accordance with the Rules for Expertise of the ICC, to finally resolve the dispute. The expert will render a decision in writing within 30 (thirty) days of the submission of the dispute for resolution; provided, that the expert will have discretion to extend the time frame for reaching the Expert’s decision regarding the dispute at issue. The Expert will be entitled to request information from the Parties, hold a hearing or hearings and take all other actions as the Expert shall deem necessary or appropriate, in the Expert’s discretion, for reaching the Expert’s decision regarding the dispute at issue. The decision of the Expert shall be final and binding on the Parties. In determining such reduction, the parties and the expert shall take into account the Patents to which the Government’s rights apply and the nature of the Government’s retained ownership and other rights with respect to such Patents, as well as the overall transaction between Yeda and Biolex pursuant to the Master Agreement.

2.4.2.	In the event that, on the basis only of the Government Grant or arising out of or relating thereto, the Government shall claim a right to payment from the Company or Biolex or any of its sublicensees, any damages, fees or other amounts (collectively, “Compensation”), then the Company shall promptly give notice of such claim to Yeda and the procedure pursuant to clause 9.5 below shall apply, mutatis mutandis, to such claim (for such purpose, as if Yeda were the Indemnifying Party and the Company, Biolex or its sublicensees, as applicable, were the Indemnified Parties). In the event that following such claim and compliance with the procedure under clause 9.5 below, any Indemnified Party shall be required, under a final judgment or settlement; which settlement is approved by Yeda (not to be unreasonably withheld,), to pay to the Government any Compensation, then Biolex shall be entitled to deduct from payments due by it to Yeda pursuant to Appendix 4 of the Master Agreement in respect of the period after such judgment or settlement as aforesaid, any such Compensation actually paid by Biolex to the Government and any reasonable out of pocket expenses incurred by the Company or Biolex in connection with such judgment or settlement.

The Company hereby agrees and acknowledges that the remedies set out in this clause 2.4 above shall be sole and exclusive remedies available to the Company, Biolex, their respective Affiliates, Sublicensees, and their respective directors, officers, employees and agents arising out of or relating to the Government Grant or any consequences thereof.

3.	PATENTS

3.1.	During the term of the Licence, Yeda shall (a) prepare, file and prosecute those of the Yeda Patent Applications which Yeda and Biolex agreed, pursuant to the Settlement Agreement, shall be prosecuted, and (b) maintain and renew the Yeda Patents.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

3.2.	All such Yeda Patent Applications filed by Yeda in accordance with the terms of clause 3.1 above, shall be in the name of Yeda or, if the law of the relevant jurisdiction so requires, in the names of the inventors and then assigned to Yeda.

3.3.	Yeda shall be responsible for maintaining at the applicable patent office the Yeda Patents and any patents issuing from the Yeda Patent Applications to be prosecuted pursuant to clause 3.1 above (as well as the Existing Patents), unless otherwise agreed pursuant to this Agreement or the Master Agreement.

3.4.	In preparing, filing and prosecuting patent applications and in maintaining Patents in accordance with clauses 3.1 and 3.3 above, Yeda shall retain outside patent counsel selected by the Company, subject to Yeda’s approval of the identity of such patent counsel, not to be unreasonably withheld; provided that, until such time as the US Board of Patent Appeals and Interferences approves the Settlement Agreement, Yeda shall retain the right to select and use patent counsel of its choice. Yeda will provide the Company with copies of all official correspondence received from patent offices relating to the Yeda Patent Applications and Yeda Patents, and with any proposed substantive responses thereto sufficiently in advance for the Company to provide comments and suggestions on such proposed responses. Yeda will give reasonable consideration to any comments or suggestions provided by the Company.

3.5.	The Company shall bear and pay any and all costs, fees and expenses in connection with: (i) the preparation, filing, and prosecution and maintenance of all Yeda Patent Applications and of all patents issuing from any such patent applications; and (ii) the maintenance and renewal of all Yeda Patents. Unless otherwise instructed by Yeda in writing, the Company shall pay directly to Yeda’s relevant outside patent counsel all amounts payable by the Company pursuant to this clause 3.5 above.

Without derogating from the generality of the foregoing, the Company shall, within 30 (thirty) days of Yeda giving to the Company a written report to such effect (supported by appropriate documentation evidencing such costs, fees and expenses) pay directly all amounts incurred in respect of the Existing Patent Applications and Existing Patents during the period prior to the date of signature of this Agreement, including, without limitation, in connection with all interference proceedings relating to such patent applications or patents.

3.6.

Should the Company determine that a third party is infringing one or more of the Patents, then the Company shall, after first having consulted Yeda, be entitled to sue for such infringement Yeda may elect, at its own initiative and expense, to join as a party to any such action. Yeda will, at the Company’s request, consent to being named as a party to such action, provided that the Company shall have provided Yeda with security, reasonably satisfactory to Yeda, for the payment of all expenses and costs referred to in paragraph (1) below, and Yeda shall cooperate and shall use its reasonable efforts to cause the

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

Scientist to cooperate with the Company in prosecuting or defending such litigation, provided that: (1) any expenses or costs or other liabilities incurred in connection with such litigation (including attorneys’ fees, costs and other sums awarded to the counterparty in such action) shall be borne by the Company, who shall indemnify Yeda against any such expenses or costs or other liabilities, the above without derogating from the provisions of clause 9 below; (2) in the event that Yeda shall be named as a party in any such litigation then Yeda shall be entitled to select its own legal counsel in such litigation, at the Company’s expense, and if Yeda elects not to do so and the Company has requested Yeda to be named in such litigation, the selection of the legal counsel representing the Company and Yeda in such litigation shall be subject to the prior written approval of Yeda, which approval shall not be withheld unreasonably; (3) no settlement, consent order, consent judgment or other voluntary final disposition of such action that undermines the validity or enforceability of the Patents may be entered into without the prior written consent of Yeda. Any recovery in any litigation commenced under this clause 3.6 shall, to the extent attributable to infringement of the Patents by the third party, be applied as follows: (a) first, to cover the parties’ costs incurred in connection with the litigation, (b) second, the Company will retain any recovery attributable to lost sales of the Company or its affiliates, in respect of which Biolex pays royalties on Net Sales payable in accordance with Appendix 4 of the Master Agreement, and (c) thereafter, divided [***]% ([***] percent) to the Company and [***]% ([***] percent) to Yeda.

3.7.	Should the Company be sued on the grounds that the manufacture, use or sale of a Product by it or by a Sublicensee under any of the Patents or using the Yeda Information or any portion thereof infringes upon the patent rights of a third party, then the Company shall, after first having consulted Yeda, be entitled to defend such action; provided, that the Company will be entitled to indemnity from Yeda with respect only to any such claim relating to the matters described in clause 9.4 below. In any event, Yeda shall cooperate and shall use its reasonable efforts to cause the Scientist to cooperate with the Company in defending such litigation, provided that: (1) any expenses or costs or other liabilities incurred in connection with such litigation (including attorneys’ fees, costs and other sums awarded to the counterparty in such action) shall be borne by the Company, who shall indemnify Yeda against any such expenses or costs or other liabilities, the above without derogating from the provisions of clause 9 below; (2) in the event that Yeda shall be named as a party in any such litigation then Yeda shall be entitled to select its own legal counsel in such litigation, at the Company’s expense; (3) no settlement, consent order, consent judgment or other voluntary final disposition of such action that undermines the validity or enforceability of the Patents may be entered into without the prior written consent of Yeda, which consent shall not be withheld unreasonably.

3.8.

If the Company fails to take action to abate any alleged infringement of a Patent as referred to in clause 3.6 above or to defend any action as referred to in clause 3.7 above within 60 (sixty) days of a request by Yeda to do so (or within a shorter

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

period, if required to preserve the legal rights of Yeda under applicable law), then Yeda shall have the right (but not the obligation) to take such action at its expense and the Company shall cooperate in such action at the Company’s expense and, if required under applicable law or contract, consent to be named as a party to any such action. Yeda shall have full control of such action and shall have full authority to settle such action on such terms as Yeda shall determine. Any recovery in any such litigation shall be for the account of Yeda only.

3.9.	If the Company initiates any action pursuant to clause 3.6 above or becomes aware of any action initiated by any third party concerning any alleged infringement, or discovers any allegation by a third party of infringement resulting from the Patents, then the Company shall so notify Yeda promptly in writing, giving full particulars thereof. If Yeda becomes aware of any action initiated by any third party concerning any alleged infringement, or discovers any allegation by a third party of infringement resulting from the Patents, then Yeda shall so notify the Company promptly in writing, giving full particulars thereof. The Company shall promptly keep Yeda informed and provide copies to Yeda of all documents regarding all actions or proceedings instituted by or against the Company as contemplated under any of the provisions of clauses 3.6 and 3.7 above.

3.10.	Nothing herein contained shall be deemed a warranty by Yeda that the Existing Patent Applications will be granted, or that the Existing Patents or any patents obtained on any of the Existing Patent Applications, if obtained, will be valid or will afford any protection, or that the use of the Yeda Information will not infringe the rights of any third party.

3.11.	For the purposes of this clause 3, “Yeda Patent Applications” shall mean any patent applications included in the definition of Patents, including, without limitation, the Existing Patent Applications and “Yeda Patents” shall mean any patents included in the definition of Patents, including, without limitation, the Existing Patents.

4.	LICENCE

4.1.	Yeda hereby grants to the Company and the Company hereby accepts from Yeda, an exclusive worldwide licence (“the Licence”), with the right to grant and authorize the grant of further sublicences as described in and subject to clauses 4.3 and 4.4 below, under Yeda’s right, title and interest in and to the Yeda Information (including, without limitation, the Patents) to research, develop, make, have made, use, sell, offer for sale, import, and otherwise exploit Products.

4.2.	[Section intentionally left blank.]

4.3.

A Sublicence (as hereinafter defined) under the Licence may be granted by the Company or its Sublicensees only if such Sublicence meets the conditions set out in this clause 4.3 below, or, if to an Affiliate (as such term is defined in Section 1.1

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

of Appendix 4 to the Master Agreement) of the Company (“a Company Affiliate”), only if such Sublicence to a Company Affiliate meets the conditions set out in clause 4.4 below.

Without derogating from clause 4.4 below, such Sublicence to a third party (such party receiving a Sublicense, a “Sublicensee”) shall be permitted without the consent of Yeda if such Sublicense is made in a bona fide arm’s length transaction between the Company and the third party (“a First Tier Sublicensee”) or between the Company’s Sublicensee and a third party (“a Second-Tier Sublicensee”) where the principal consideration for the Sublicense is either monetary or the value of which is readily determinable, is made by written agreement, the provisions of which are consistent with the terms of this Agreement and, further provided that:

4.3.1.	the Sublicence shall expire automatically on the termination of this Agreement for any reason, other than expiration pursuant to clause 10.1 below;

4.3.2.	the Sublicence shall include all terms necessary to enable performance by the Company of its obligations hereunder, including, without limitation, its obligations under this clause 4.3 and the performance by Biolex and/or the Company of its respective obligations under the Master Agreement, including Appendix 4 thereto; without derogating from the generality of the aforegoing, the Sublicense shall include provisions corresponding to the first sentence of Section 3.1.3 and to Section 3.3 of Appendix 4 of the Master Agreement (“Appendix 4”). The Company agrees, at Yeda’s request, to exercise its rights pursuant to such provisions (including the right to require compliance by First Tier Sublicensees thereto) and to procure the exercise of such rights pursuant to such provisions by a First Tier Sublicensee (including the right to require compliance by Second-Tier Sublicensees thereto) and to advise Yeda on the outcome of such exercise of rights to the extent necessary for Yeda to ascertain fulfillment of its rights under this Agreement and/or the Master Agreement, including Appendix 4 thereto, provided that (i) Yeda may request the exercise of inspection rights, pursuant to provisions corresponding to Section 3.3.1 of Appendix 4, by the Company or by any First-Tier Sublicensee, no more than once in any calendar year; (ii) if Yeda shall so request, the person designated to carry out any such inspection shall be a person selected by Yeda, having no previous relationship with Yeda, (iii) Yeda will bear any fees and expenses in connection with the conduct of such a requested inspection, unless such inspection (whether of a First-Tier Licensee or of a Second-Tier Licensee) reveals any underpayment(s) by such Sublicensee of more than five percent (5%), in which case, as between Biolex and Yeda, Biolex shall bear the fees and expenses in connection with the conduct of such audit, and (iv) in provisions in a Sublicense . corresponding to Section 3.1.3 of Appendix 4, the reference to a written report signed by the Company’s Chief Financial Officer may be replaced by a reference to a senior financial official of the First Tier Sublicensee or Second Tier Sublicensee, as the case may be.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

4.3.3.	any act or omission by the Sublicensee which would have constituted a material breach of this Agreement by the Company had it been the act or omission of the Company or a material breach of Sections 3.1.3 or 3.3 of Appendix 4 by Biolex or the Company, had it been the act or omission of Biolex or the Company or any material breach of the payment obligations of the Sublicensee under the Sublicense agreement, shall constitute a material breach of the Sublicense agreement with the Company entitling the Company to terminate the Sublicence (where the breach is by a First-Tier Sublicensee) or to procure the termination of the Sublicense by the First-Tier Licensee (where the breach is by a Second-Tier Sublicensee) and the Company hereby undertakes to inform Yeda forthwith upon receipt of knowledge by the Company of such breach (and to cause each First-Tier Sublicensee to inform the Company forthwith upon receipt of knowledge by it of such breach by a Second-Tier Sublicensee) and, at the written request of Yeda, to exercise such right of termination or right to procure termination, as the case may be (subject, in any event, to the Sublicensee’s right to cure such breach); and

4.3.4.	a copy of the agreement granting the Subticence shall be given to Yeda promptly upon its execution.

4.3.5.	Except that a Sublicence granted to a First-Tier Licensee may be sublicensed to a Second-Tier Sublicensee, subject and in accordance with the terms hereinbefore specified in that regard, a Sublicense shall not be assignable, further sub-licenseable or otherwise transferable, in whole or in part.

For the purposes of this Agreement, “Sublicence” shall mean any right granted, licence or consent given, or agreement entered into, by the Company, its Affiliates or its Sublicensees, to or with any other person or entity, granting such person or entity a sublicense under the Licence (or an option or other right to obtain such a sublicence).

4.4.	Sublicences under the Licence may be granted by the Company to a Company Affiliate, provided that:

4.4.1.	the Sublicence agreement shall be in writing, shall be consistent with the terms of the Licence, and shall comply with the terms and conditions set out in clauses 4.3.1, 4.3.2, 4.3.3 and 4.3.4 above; provided (i) that if the Sublicense is to Biolex, Biolex may grant a Sublicense in accordance with and subject to clause 4.3 above (including the opening paragraph thereof) and Biolex’s Sublicensee shall have the right to grant one further Sublicense in accordance with and subject to clause 4.3 above (including the opening paragraph thereof), (ii) that if .the Sublicense is to another Affiliate of the Company, such Affiliate may grant a Sublicense in accordance with and subject to clause 4.3 above (including the opening paragraph thereof), but such other Affiliate Sublicensee shall not have the right to grant further Sublicenses and (iii) except as provided in paragraphs (i) and (ii) above, no Sublicense to any Affiliate shall be assignable, further sub-licenseable or otherwise transferable, in whole or in part; and

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

4.4.2.	any act or omission by a Company Affiliate which would have constituted a breach of this Agreement by the Company had it been the act or omission of the Company or which would have been a breach of Appendix 4 of the Master Agreement by Biolex or the Company had it been the act or omission of Biolex or the Company, shall be deemed a breach of this Agreement; and

4.4.3.	the Company Affiliate shall remain a Company Affiliate and is and shall remain an Affiliate of Biolex or of a permitted assignee of all of Biolex’s rights and obligations under the Master Agreement pursuant to Section 9.5 thereof.

5.	PAYMENTS

It is recorded that, as part of the consideration for Yeda’s consent to the Master Agreement and for the Licence granted hereunder, Biolex (which holds the entire issued share capital of the Company), will make certain payments to Yeda pursuant to the Master Agreement, as described in further detail therein.

6.	DEVELOPMENT AND COMMERCIALIZATION

6.1.	The Company shall use all reasonable commercial efforts during the period of the Licence to develop and diligently to commercialize Products throughout the world. Any efforts of Biolex, any other Affiliates of the Company, or any Sublicensees will be deemed efforts of the Company for purposes of determining the Company’s compliance with its obligations under this clause 6.1.

6.2.	The Company shall provide Yeda with annual reports on the progress and results of the development and commercialization of Products by Company and its Sublicensees. If the Company creates development and/or marketing plans for any Products, such plans will be included in the annual reports to Yeda.

6.3.	For the removal of doubt, nothing contained in this Agreement shall be construed as a warranty by the Company that any development activities to be carried out by the Company or its Sublicensees will be successful, and the Company makes no warranties whatsoever as to any results to be achieved in consequence of the carrying out of such development work.

7.	CONFIDENTIALITY

7.1.

“Confidential Information” shall mean, with respect to a party, all information disclosed by such party to the other party in connection with the Prior Agreement or this Agreement at any time (including without limitation prior to the Effective Date), whether disclosed in oral, written, graphic or electronic form, and that is marked Confidential or that would be considered by a reasonable person to be the confidential and proprietary information of such disclosing party. Subject to the provisions of this clause 7, each party receiving Confidential Information of the other party shall maintain in full confidence such

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

Confidential Information and shall use such Confidential Information only as permitted under this Agreement. Each party will only permit access to Confidential Information of the other party to those of its directors, officers, employees, agents, Affiliates, Sublicensees or authorized representatives having a need to know such Confidential Information and who have signed confidentiality agreements or are otherwise bound by confidentiality obligations at least as restrictive as those contained in this Agreement.

The foregoing obligations of confidentiality and non-use shall not apply to any Confidential Information to the extent that such information: (i) is in the public domain at the date of this Agreement or becomes part of the public domain thereafter (other than through a violation by the receiving party of its obligation of confidentiality); (ii) was in the receiving party’s possession free of any obligation of confidence at the time it was disclosed to receiving party; or (iii) was rightfully communicated to the receiving party free of any obligation of confidence subsequent to the time it was disclosed to the receiving party.

Notwithstanding the terms set forth in this clause 7.1, a receiving party may disclose Confidential Information of the disclosing party to the extent that such disclosure is:

(a)	made in response to a valid order of a court of competent jurisdiction or other governmental or regulatory body of competent jurisdiction; provided, however, that the receiving party will first have given notice to the disclosing party and given the disclosing party a reasonable opportunity to quash such order and to obtain a protective order requiring that the Confidential Information and documents that are the subject of such order be held in confidence by such court or governmental or regulatory body or, if disclosed, be used only for the purposes for which the order was issued; and provided, further, that if a disclosure order is not quashed or a protective order is not obtained, the Confidential Information disclosed in response to such court or governmental order will be limited to information that is legally required to be disclosed in response to such court or governmental order;

(b)	otherwise required by law or by the rules of a nationally-recognized securities exchange; provided, however, that the disclosing party will provide the receiving party with notice of such disclosure in advance thereof to the extent practicable;

(c)	made by the receiving party to the regulatory authorities as required in connection with any application, filing, or similar requests for regulatory approvals; provided, however, that reasonable measures will be taken to ensure confidential treatment of such information; or

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

(d)	made by the receiving party to existing or potential acquirers or merger candidates, potential collaborators (to the extent contemplated in this Agreement), investment bankers, existing or potential investors, venture capital firms or other financial institutions or investors for purposes of obtaining financing, each of whom prior to disclosure must be bound by obligations of confidentiality and non-use at least as protective of the disclosing party’s Confidential Information as those set forth in this clause 7.

7.2.	Without derogating from the aforegoing, each party undertakes not to make a public disclosure that mentions the names of the other party, Company Affiliates, the Institute or any of the Institute Scientists in any manner or for any purpose whatsoever in relation to this Agreement, its subject-matter and any matter arising from this Agreement, unless the prior written approval of the other party to such mention and to the wording thereof has been obtained.

7.3.	Clause 7.1 or 7.2 above shall not prevent the Company from mentioning the names of Yeda and/or the Institute or from disclosing any information where and to the extent that such mention or disclosure is to competent authorities for the purposes of obtaining approval or permission for the exercise of the Licence or is in the fulfilment of any legal duty owed to any competent authority (including, without limitation, a duty to make regulatory filings); provided that, any mention in a private placement memorandum or a public offering statement shall not be deemed fulfilment of a legal duty to a competent authority and any such mention shall be subject to Yeda’s consent, which consent shall not be unreasonably withheld.

7.4.	Subject to clause 7.5 below, Yeda shall, during the period of the Licence, maintain in confidence the Yeda Information, except to the extent: (i) that any such Yeda Information is in the public domain at the date of signature hereof or becomes part of the public domain thereafter other than through a violation by Yeda of this obligation of confidentiality; (ii) that Yeda is required to disclose such information in order to fulfil its obligations under this Agreement (including, without limitation, in connection with the filing and prosecution of patent applications or in order to fulfil its obligations under the terms of the Government Grant or for dealing with the claims raised by Porath as referred to in clause 2.3.2 above); (iii) as reasonably required to be disclosed by Yeda in connection with approaching, or negotiating with. a third party with a view to granting such third party a licence in respect of the Yeda Information other than in relation to the Products, or in connection with the granting of such a licence; provided that, such third party is bound by a confidentiality obligation similar to that imposed on Yeda pursuant to this clause 7; or (iv) Yeda is required to disclose such information in fulfilment of any legal duty owed to any competent authority.

7.5.

Notwithstanding the provisions of clause 7.4 above, Yeda has the right to allow the Scientist to publish articles relating to the Yeda Information in scientific publications or posters or to give lectures or seminars to third parties relating to the Yeda Information; provided that, to the extent that the information to be disclosed is not in the public domain, publication

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

thereof as aforesaid shall not take place unless the text thereof has been submitted to the Company at least 30 (thirty) days prior to the intended date of submission of the article for publication, so as to give the Company a reasonable opportunity to check patentability of the information and to request the filing of a patent application relating to the subject-matter of the article pursuant to clause 3.

7.6.	Termination of this Agreement, for whatever reason, shall not release either party from any of its obligations under this clause 7 and such obligations shall survive termination as aforesaid; provided, that Yeda’s obligation of confidentiality pursuant to clause 7.4 shall lapse upon termination of this Agreement.

8.	ASSIGNMENT

The Company may not assign all or any rights or obligations under this Agreement or arising therefrom, without the express prior written consent of Yeda (not to be unreasonably withheld, conditioned or delayed); provided that Company may freely assign all of its rights or obligations under this Agreement and such consent of Yeda shall not be required with respect to any assignment (whether by contract, operation of law or otherwise) made (i) to Biolex, (ii) in connection with a an assignment of the Master Agreement, to the extent permitted under the Master Agreement, (iii) to a successor-in-interest to or purchaser of the whole, or the major part, of the Biolex Lemnaceae Business, or (iv) in connection with any Biolex Sale Event. Any assignee permitted in accordance with the aforegoing shall assume in writing all the Company’s obligations under this Agreement.

9.	INDEMNIFICATION

9.1.	Yeda, the Institute and the respective directors, officers and employees of Yeda and/or of the Institute (collectively, “the Indemnitees”) shall not be liable and the Company shall bear and undertake full responsibility and liability for any and all claims, demands, liabilities, costs, losses, damages or expenses (including legal costs and attorneys’ fees) of whatever kind or nature caused to or suffered by any person or entity (including to the Company or any Sublicensee) that directly or indirectly arise out of, or result from, or are incidental to, the Prior Agreement, this Agreement, or the exercise of the Licence, including, without limitation, directly or indirectly arising out of, or resulting from, or incidental to: (i) the development, manufacture, sale or use of any of the Products by the Company, any Sublicensee or any person acting in the name of or on behalf of any of the foregoing, or acquiring any of the Products from any of the foregoing; or (ii) the exploitation or use by the Company or any Sublicensee of the Yeda Information or any part thereof, including, without limitation, of any data or information given, if given, in accordance with the Prior Agreement or this Agreement; but excluding, in any event, damages from claims in respect of which the Company is entitled to the remedies as referred to in clause 2.4 above or to an indemnity as referred to in clause 9.4 below.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

9.2.	In the event that any of the Yeda Indemnitees suffer any damages, claim, demand, liability, loss, cost or expense as aforesaid in clause 9.1, or shall be requested or obliged to pay to any person or entity any amount whatsoever as compensation for any damages, demand, claim, liability, cost, loss or expense as aforesaid, then the Company shall indemnify and hold harmless such Yeda Indemnitees from and against any and all such damages, claim, demand, liability, cost, loss or expense (including attorneys’ fees and legal costs) of whatever kind or nature as aforesaid. Without limiting the generality of the aforegoing, the Company’s indemnification as aforesaid and the exclusion of liability in clause 9.1 above shall extend to product liability claims and to damages, claims, demands, liabilities, losses, costs and expenses attributable to death, personal injury or property damage or to penalties imposed on account of the violation of any law, regulations or governmental requirement.

9.3.	The Company or its Affiliates shall throughout the term of this Agreement and for 7 (seven) years thereafter at its own expense maintain general liability insurance, products liability insurance, or clinical trial insurance, as applicable, to insure its liability pursuant to clause 9.2 above in connection with the Company’s development, manufacture, sale or use of Products. Such insurance shall be in reasonable amounts and on reasonable terms in the circumstances, having regard, in particular, to the nature of the Products. The beneficiaries of such insurance shall include Yeda and the Institute. The policy or policies so issued shall include a “cross-liability” provision, pursuant to which the insurance is deemed to be separate insurance for each insured and beneficiary (without right of subrogation as against any of the insured or beneficiaries under the policy, or any of their representatives, employees, officers, directors or anyone in their name) and shall further provide that the insurer will be obliged to notify each insured and beneficiary in writing at least 30 (thirty) days in advance of the expiry or cancellation of the policy or policies. The Company hereby undertakes to comply punctually with all obligations imposed upon it under such policy or policies and, in particular, without limiting the generality of the aforegoing, to pay in full and punctually all premiums and other payments for which it is liable pursuant to such policy or policies. The Company shall be obliged to submit to Yeda, at Yeda’s request, copies of the aforesaid insurance policy or policies.

9.4.

Yeda will indemnify the Company, Biolex, their respective Affiliates, Sublicensees, and their respective directors, officers, employees and agents (collectively, “the Company Indemnitees”), and defend and hold each of them harmless, from and against any and all losses, damages, liabilities, costs and expenses (including reasonable attorneys’ fees and expenses) caused to or suffered by the Company Indemnitees resulting from a claim on the grounds that Yeda has infringed Porath’s plant breeder’s rights (if any) in respect of the species Galilee Plant (Hirfash, CV Galilee, Lemma Gibbash) (but not for claims relating to the use by any of the Company Indemnitees of the species of the Galilee Plant (Hirfash, CV Galilee, Lemma

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

Gibbash). The Company hereby agrees and acknowledges that the indemnity set out in this clause 9.4 above shall be the sole and exclusive remedy available to the Company Indemnitees arising out of or in connection with any of the matters referred to in clause 2.3.2 above or the consequences thereof.

9.5.	In the event that a party shall receive notice of any claim (“a Claim”) to which such party (“the Indemnified Party”) is entitled to indemnity from the other party (“the Indemnifying Party”) under clause 2.4, 9.1, 9.2, or 9.4, as applicable, the Indemnified Party shall promptly give notice of such Claim to the Indemnifying Party. Notice shall be given in any event not less than 5 (five) Business Days after the Indemnified Party has received written notice of such Claim. Failure to give such notice, however, shall not affect the Indemnified Party’s right to indemnification unless and to the extent the Indemnifying Party is prejudiced by such failure. The Indemnifying Party shall have the right, at its expense, to be represented by counsel of its choice and to control the defence of any Claim for which indemnification is given pursuant to this clause 9. By doing so, the Indemnifying Party shall not be deemed to waive any right to challenge the claim for indemnity hereunder. If the Indemnifying Party takes control of the Claim, the Indemnified Party may participate in the defence of any such Claim with counsel of its choice and at its expense, to the extent that such participation does not interfere substantially with the Indemnifying Party’s control of such defence. To the extent that the Indemnifying Party elects not to defend any such Claim, the Indemnified Party shall act reasonably and shall not enter into any settlement without the Indemnifying Party’s consent, which consent shall not be unreasonably withheld. The parties shall cooperate fully in connection with the defence, negotiation or settlement of any Claim subject to this clause 9.

9.6.	The provisions of this clause 9 shall survive the termination for whatsoever reason of this Agreement.

9.7.	IN NO EVENT WILL EITHER PARTY BE LIABLE FOR LOST PROFITS, LOSS OF DATA, OR FOR ANY SPECIAL, INDIRECT, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES HOWEVER CAUSED, ON ANY THEORY OF LIABILITY AND WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, ARISING UNDER ANY CAUSE OF ACTION AND ARISING IN ANY WAY OUT OF THIS AGREEMENT. THE FOREGOING LIMITATIONS WILL NOT APPLY TO AN AWARD OF ENHANCED DAMAGES AVAILABLE UNDER THE PATENT LAWS FOR WILFUL PATENT INFRINGEMENT AND WILL NOT LIMIT EITHER PARTY’S OBLIGATIONS TO THE OTHER PARTY UNDER CLAUSES 7 AND 9 OF THIS AGREEMENT.

10.	TERM AND TERMINATION

10.1.	Unless earlier terminated in accordance with the provisions hereof, this Agreement shall expire on a country-by-country basis upon the expiration of the last-to-expire patent or patent application within the Patents in the applicable country.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

10.2.	Either party shall have the right (but not the obligation) to terminate this Agreement and the Licence (if granted) hereunder by serving written notice (effective immediately) on the other (“the party in breach”), in any of the following events:

10.2.1.	if a petition for bankruptcy or the equivalent under local law shall be filed against the party in breach, or if the party in breach shall make any assignment for the benefit of its creditors, or if a receiver, custodian, liquidator, assignee, trustee, sequestrator (or other similar official) has been appointed over the property or a substantial portion thereof of the party in breach, or if the party in breach shall seek protection under any laws or regulations, the effect of which is to suspend or impair the rights of any or all of its creditors or to impose a moratorium on such creditors or if the party in breach is wound-up or enters into insolvency or if anything analogous to any of the foregoing mentioned in this clause 10.2.1 under the law of any jurisdiction occurs in relation to the party in breach; or

10.2.2.	if the party in breach has committed a material breach hereof and has failed to cure such breach within 60 (sixty) days (or 120 (one hundred and twenty) days in the case of a breach of the Company’s obligations under clause 6.1) after receipt of a written notice from the non-breaching party identifying such breach;

In such event, this Agreement and the Licence (if granted) hereunder shall be terminated forthwith upon receipt of notice as aforesaid. Termination of this Agreement shall be without prejudice to the rights and obligations of the parties hereto accruing up to and including the date of such termination.

10.3.	Any amount payable hereunder by one of the parties to the other, which has not been paid by its due date of payment, shall bear interest from its due date of payment until the date of actual payment, at the rate of 3% (three percent) per annum in excess of the average LIBOR rate for US Dollar deposits for a period of 3 (three) months prevailing from time to time during the period of arrears.

10.4.	Without derogating from clause 10.2 above, Yeda shall have the right (but not the obligation) to terminate this Agreement and the Licence hereunder by serving written notice (effective immediately) on the Company in the event that Biolex fails to comply with its payment obligations under the Master Agreement and fails to cure such breach within 14 (fourteen) days after receipt of a written notice from Yeda identifying such breach, all without, derogating from such payment obligations of Biolex which shall remain in full force and effect.

10.5.	The Company shall have the right to terminate this Agreement and the License hereunder at will by at least sixty (60) days’ prior written notice to Yeda.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

10.6.	Upon termination of this Agreement, other than pursuant to clause 10.1 above, the Company: (i) shall deliver to Yeda all tables, graphs, diagrams, specifications and other documentation or media in the Company’s possession, power or control containing the Yeda Information or any part thereof whether received or generated by the Company pursuant to this Agreement or the Prior Agreement; and (ii) shall not be entitled to exploit any of the Patents or otherwise make any use of the Yeda Information. Such termination shall not relieve the parties of any obligations to make payments thereunder which shall have accrued prior to such termination.

10.7.	Subsequent to expiration of this Agreement pursuant to clause 10.1 above, the Company: (i) shall have no liability to Yeda for payment hereunder in respect of the Licence or the Company’s right to use the Yeda Information as described herein; and (ii) shall have a perpetual, irrevocable, royalty-free licence under the Yeda Information to research, develop, make, use, sell, offer for sale, import, and otherwise exploit Products; provided, that Company shall continue to keep confidential and secret such Yeda Information pursuant to the surviving terms of this Agreement.

10.8.	The following clauses, together with any definitions used therein, shall survive any expiration or termination of this Agreement: clauses 7, 9, 10.8, 11, 12, 13, 14, 15, 16 and 17. For the removal of doubt, save only in the case of termination of this Agreement by the Company pursuant to clause 10.2 above due to a material breach of this Agreement by Yeda, the payment obligations of Biolex under the Master Agreement shall remain in full force and effect.

11.	ENTIRE AGREEMENT

This Agreement constitutes the entire agreement between the parties with respect to the subject-matter hereof. Any addition or amendment to this Agreement shall not be effective unless in writing signed by the authorised signatories of both parties.

12.	GOVERNING LAW

This Agreement shall be governed in all respects by the laws of the State of Israel. Any disputes relating to the rights and obligations of the Parties under this Agreement may be submitted to the courts of competent jurisdiction located in the State of Israel, and each Party hereby submits to the non-exclusive jurisdiction of such courts with respect to any such dispute, hereby waives any objection to the Israeli courts on the grounds of inconvenient forum or otherwise and agrees that a judgment of an Israeli court will be conclusive and binding on it and may be enforced against it in the courts of any other jurisdiction. The Company hereby irrevocably appoints Goldfarb, Levy, Eran & Co. (Europe-Israel Tower, 2 Weizmann Street, Tel Aviv 64239 Israel) as its agent for service of process in relation to any suit or proceedings before the Israeli courts in connection with any disputes relating to this Agreement as aforesaid and agrees to maintain such agent for service of process in Israel for the entire period of this Agreement and 7 (seven) years thereafter. The Company agrees that the process

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

by which any suit or proceedings are begun in Israeli courts may be served on it to its agent for service as aforesaid.

13.	NOTICES

13.1.	Notices to be given hereunder may be given by telecopier or, if unavailable, as required by clause 13.2 below. If notice is sent by telecopier, it shall be deemed to have been served 24 (twenty-four) hours after transmission. All notices given by telecopier shall be confirmed by letter dispatched in the manner provided in clause 13.2 below within 24 (twenty-four) hours of transmission.

13.2.	Any other notices to be given hereunder shall be served on a party by prepaid express registered letter (or nearest equivalent) to its address given herein or such other address as may from time to time be notified for this purpose and any notice so served shall be deemed to have been served within 7 (seven) days after the time at which such notice was posted and, in proving such service, it shall be sufficient to prove that the notice was properly addressed and posted.

14.	TAXES

Any stamp duty that may become due under the Israeli Stamp Duty Law, 1961 in connection with the execution of this Agreement will be borne by the Company and Yeda in equal shares. Each party shall reimburse the other party, against submission of appropriate tax invoices, all amounts of value-added tax imposed on such other party in connection with the transactions under this Agreement. Each Party agrees to assist the other Party, at the other Party’s request and expense, in claiming exemption, to the extent reasonably possible, under any applicable tax treaty, from the imposition on such other party of such taxes, provided that by so doing the party assisting will not increase its own tax liability or waive any right to reimbursement from the other party as hereinbefore provided.

15.	MISCELLANEOUS

15.1.	The headings in this Agreement are intended solely for convenience or reference and shall be given no effect in the interpretation of this Agreement.

15.2.	This Agreement may be signed in any number of counterparts, no one of which need be signed by more than one party, and all such copies, when duly executed, shall be considered one and the same document.

15.3.

No waiver by any party hereto, whether express or implied, of its rights under any provision of this Agreement shall constitute a waiver of such party’s rights under such provisions at any other time or a waiver of such party’s rights under any other provision of this Agreement. No failure by any party hereto to take any action against any breach of this Agreement or

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

default by another party hereto shall constitute a waiver of the former party’s rights to enforce any provision of this Agreement or to take action against such breach or default or any subsequent breach or default by such other party.

15.4.	Subject to clause 15.4.2 below:

15.4.1.	this Agreement hereby terminates and supersedes, in its entirety, that certain Research Agreement dated as of June 1, 1999, as amended, as set forth in Appendix 1 hereto (“the Prior Agreement”). In consideration of the rights and obligations set forth herein and in the Master Agreement:

(i)	Yeda hereby waives and forever discharges (and shall take reasonable steps to cause the Institute to waive and discharge) the Company, Biolex, and their respective assigns, and successors, directors and officers (each, “a Company Entity”), from any claims that Yeda or the Institute, respectively, may have against any Company Entity arising out of, or relating to the Company’s performance, breach, rights, or obligations under the Prior Agreement at any time prior to the Effective Date, except as otherwise expressly provided in clauses 7, 9. and 10.6 above (each, “a Prior Agreement Claim”), including without limitation any claim for payment or amounts owed by Company, any Company Entity or stockholder in connection with the acquisition of Company by Biolex, but excluding (i) claims under clauses 7 and 9 with respect to breaches committed under the Prior Agreement with respect to the matters governed by the said clauses 7 and 9 and (ii) the following payments: (1) the upfront payment of US $[***] ([***] United States dollars) payable by Biolex to Yeda on the Effective Date pursuant to paragraph (i) of Appendix 4 to the Master Agreement, and (2) the sum of €[***] ([***] Euros) payable by Biolex to Yeda, on behalf of the Company and its shareholders immediately prior to the Effective Date and representing the payment due to Yeda from the Company and its shareholders relating to Biolex’s acquisition of the Company. In the event that the Institute initiates a Prior Agreement Claim, Yeda shall take reasonable steps to cause the Institute to discontinue or abandon such claim.

(ii)	The Company hereby waives and forever discharges Yeda the Institute, and their respective assigns, successors, directors and officers (each, “a Yeda Entity”), from any claims that the Company may have against any Yeda Entity arising out of, or relating to Yeda’s performance, breach, rights, or obligations under the Prior Agreement at any time prior to the Effective Date.

15.4.2.	Nothing herein contained shall derogate from the obligations of the Company to pay all patent costs and expenses incurred in connection with the Patents prior to the completion of the Settlement Agreement (including, without limitation, in respect of the interference proceedings referred to in Recital C of the Master Agreement) incurred prior to the completion of the Settlement Agreement and the approval thereof by the relevant US tribunal.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

15.4.3.	The rights and obligations of this Section 15.4 shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto.

16.	GUARANTEE

16.1.	Biolex irrevocably and unconditionally guarantees to Yeda, the due and punctual observance and performance of all the obligations of the Company pursuant to clause 9 of this Licence Agreement and agrees to pay to Yeda from time to time on demand any and every sum or sums of money which the Company is at any time liable to pay to Yeda under or pursuant to clause 9 of the Licence Agreement and which has become due and payable but has not been paid at the time such demand is made. Biolex further irrevocably and unconditionally guarantees to Yeda, the due observance and performance of the all the obligations of the Company pursuant to clause 6 of the License Agreement.

16.2.	The obligations of Biolex herein contained shall constitute and be continuing obligations notwithstanding any settlement of account or other matter or thing and shall not be considered satisfied by any intermediate payment or satisfaction of all or any of the obligations of the Company under clauses 6 and/or 9 of the Licence Agreement and shall continue in full force and effect until final payment in full of all amounts owing by the Company under clause 9 of the Licence Agreement and complete performance of the Company’s actual and contingent obligations under clauses 6 and 9 of the Licence Agreement.

16.3.	Neither the obligations of Biolex herein contained nor the rights, powers and remedies conferred upon Yeda by Biolex by this guarantee or by law shall be discharged, impaired or otherwise affected by:

16.3.1.	the winding-up, dissolution, administration or re-organisation of the Company or any other person or any change in the Company’s status, function, control or ownership;

16.3.2.	any of the obligations of the Company or any other person under the Licence Agreement being or becoming illegal, invalid, unenforceable or ineffective in any respect;

16.3.3.	time or other indulgence being granted or agreed to be granted to the Company in respect of its obligations under the Licence Agreement;

16.3.4.	any amendment to, or any variation, waiver or release of, any obligation of the Company under the Licence Agreement, or under any such other security;

16.3.5.	any other act, event or omission which, but for this clause 16.3 might operate to discharge, impair or otherwise affect any of the obligations of Biolex herein contained or any of the rights, powers or remedies conferred upon Yeda by this guarantee or by law.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

16.4.	Yeda shall not be obliged before exercising any of the rights, powers or remedies conferred upon it by Biolex by this guarantee or by law:

16.4.1.	to make any demand of the Company;

16.4.2.	to take any action or obtain judgment in any court against the Company; or

16.4.3.	to make or file any claim or proof in a winding-up, bankruptcy or dissolution of the Company.

16.5.	Without derogating from any other provisions of this guarantee which exclude the application of, or constitute a waiver by Biolex of, certain defences or rights under the Guarantee Law, 1967 (“the Guarantee Law”) (which defences or rights would, but for such provision, have been available to Biolex), Biolex hereby waives all rights and defences under the Guarantee Law and confirms that the provisions of the Guarantee Law affording such rights or defences to a guarantor shall not apply to this guarantee.

17.	APPLICABLE LAW AND JURISDICTION FOR GUARANTEE

The guarantee pursuant to clause 16 above (“the Guarantee”) shall be governed by, enforced, and shall be construed in accordance with the laws of the State of Israel. Any disputes relating to the rights and obligations of Yeda and Biolex under the Guarantee may be submitted to the courts of competent jurisdiction located in the State of Israel, and each of Yeda and Biolex hereby submits to the non-exclusive jurisdiction of such courts with respect to any such dispute, hereby waives any objection to the Israeli courts on the grounds of inconvenient forum or otherwise and agrees that a judgment of an Israeli court will be conclusive and binding on it and may be enforced against it in the courts of any other jurisdiction. Biolex hereby irrevocably appoints Goldfarb, Levy, Eran & Co. (Europe-Israel Tower, 2 Weizmann Street, Tel Aviv 64239 Israel) as its agent for service of process in relation to any suit or proceedings before the Israeli courts in connection with any disputes relating to the Guarantee as aforesaid and agrees to maintain such agent for service of process in Israel for the entire period of this Agreement and 7 years thereafter. Biolex agrees that the process by which any suit or proceedings are begun in Israeli courts may be served on it to its agent for service as aforesaid. Without derogating from the provisions hereinbefore relating to the appointment and maintenance of agent for service and to service of process for Biolex on such agent, it is agreed that the provisions of clause 13 of the Licence Agreement shall apply to the Guarantee, and, the address of Biolex for service of such notices shall be the address of Biolex for notices under the Master Agreement.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

IN WITNESS WHEREOF, the parties have signed this Agreement on the date first mentioned above.

For	YEDA RESEARCH AND	for LEMNAGENE, S.A.
DEVELOPMENT COMPANY LTD.

By:	/s/ Isaac Shariv	By:	/s/ Illegible

Title:	C.E.O	Title:	Directeur Général

for BIOLEX INCORPORATED (as to clauses 16 and 17 only)

By:	/s/ Dale Sander

Title:	Chief Financial Officer

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

SCHEDULE A(1)

The Existing Patents

Edelman Patent Families:

Title: Transgenic Lemnaceae

Inventors:	EDELMAN, Meir; PERL, Avihai; FLAISHMAN, Moshe A.;
BLUMENTHAL, Amnon

Country		Application No. Patent No.	Appln. Date	Pub. No
Patent Cooperation Treaty		PCT/1L97/00328	10/10/1997	WO99/19497
Patent Cooperation Treaty		PCT/IL98/00487	8/10/1998	WO99/19498
Australia		94572/98	8/10/1998
		759570

Australia		2003200730	8/10/1998
Australia		2003200732	8/10/1998
Australia		2003200734	8/10/1998
Canada		2,312,008	8/10/1998
European Patent Office		98947760.9	8/10/1998	1 021 552
Israel		135543	8/10/1998
U.S.A.		09/529,172	8/10/1998

Title:	Transgenic Lemnaceae

Inventors:	EDELMAN, Meir; VUNSH, Ron

Country		Application No.	Appln. Date	Pub. No.
U.S.A.			1/6/2004

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

SCHEDULE A(2)

The Existing Technology

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

APPENDIX 1

The Prior Agreements

1.	Research Agreement between Yeda and Rhone-Poulenc Agro dated June 1, 1999

2.	Letter for Extension of Licence Negotiation Period dated January 7, 2002

3.	Letter for Licence Negotiation, dated February 25, 2002

4.	Amendment to Aventis CropScience SA/Yeda Research Agreement dated June 14, 2002

5.	Amendment No. 2 to Aventis CropScience SA/Yeda Research Agreement dated December 23, 2002

6.	Assignment and Licence Agreement, between Yeda, LemnaGene LLC and Bayer Crop Science SA (known as Aventis CropScience) dated January 31, 2003

7.	Letter to Amend Licence Agreement, dated May 26, 2003

8.	Amendment No. 2 to the Licence Agreement dated September 22, 2003

9.	Assignment and Assumption Agreement between LemnaGene LLC and the Company (with consent by Yeda) dated November 30, 2003

10.	Second Extension to Research Agreement between Yeda and the Company dated October 20, 2004

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.